Exhibit 34.2 X:\Structured Finance\Reg AB\@SEC Filings\Annual Exhibits\Word or PDF Versions\To be Converted\34_cwc_ss

KPMG LLP
1676 International Drive
McLean, VA 22102
Report of Independent Registered Public Accounting Firm
The Members of
CWCapital Asset Management LLC:
We have examined CWCapital Asset Management LLC's (the Company) assessment included in the accompanying Management's Report on Assessment of Compliance with Regulation AB Servicing Criteria that the Company complied with the servicing criteria set forth in Item 1122(d) of the Securities and
Exchange Commission's (SEC) Regulation AB for all commercial mortgage-backed securitization transactions publicly issued pursuant to a registration statement under the Securities Act of 1933 on or after
January 1, 2006, wherein the Company provides special servicer activities (the Platform), except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(b), 1122(d)(3)(i)(c), 1122(d)(3)(i)(d), 1122(d)(3)(ii),
1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi),
1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the twelve months ended December 31, 2015. The Company has determined that servicing criterion 1122(d)(1)(v) is applicable to the activities the Company performs with respect to the Platform for all transactions and securities in the
Platform, including those issued on or before November 23, 2015 for which compliance was previously assessed under other servicing criteria in accordance with the SEC Division of Corporation Finance's Manual of Publicly Available Interpretations on Regulation AB and Related Rules, Interpretation 11.03, as
applicable, for the 2015 assessment period as of and for the twelve months ended December 31, 2015. With respect to applicable servicing criteria 1122(d)(1)(ii), 1122(d)(1)(v), 1122(d)(2)(vi), 1122(d)(4)(i),
1122(d)(4)(iii), and 1122(d)(4)(iv), the Company has determined that there were no activities performed during the twelve months ended December 31, 2015, with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities. Appendix A to
Management's Report on Assessment of Compliance with Regulation AB Servicing Criteria identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.
Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assessment about the Company's compliance based on our examination.
Our examination was conducted in accordance with the attestation standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-
backed transactions and securities that comprise the Platform, testing selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the
Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
KPMG LLP is a Delaware limited liability partnership,
the U.S. member firm of KPMG International Cooperative
("KPMG International"), a Swiss
entity.
KPMG

KPMG
In our opinion, management's assessment that CWCapital Asset Management LLC complied with the aforementioned servicing criteria as of and for the twelve months ended December 31, 2015 is fairly stated
in all material respects.
/s/ KPMG LLP
McLean, Virginia
February 29, 2016